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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) AUGUST 1, 2007

                                  WAVELIT, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


         NEVADA                        333-90618                98-0358149
         ------                        ---------                ----------
(State or other jurisdiction     (Commission File Number)   (IRS Employer
of incorporation)                                           Identification No.)

SUITE 150 - 1152 MAINLAND STREET, VANCOUVER, BC, CANADA          V6B 4X2
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code 604-682-1442

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

      On August 1, 2007, the board of directors of the registrant appointed Kent Vaesen as director.

      On August 1, 2007, the board of directors received and accepted the resignation of Arthur Griffiths as director and officer. Mr. Griffiths resigned in order to expand his sports consulting business, however will assist Wavelit, Inc. accomplish its potential.

      On August 1, 2007, Kent Vaesen assumed the offices of CEO, Secretary and Treasurer. Mr. Vaesen previously held the position of Controller within Wavelit, Inc. Mr. Vaesen, 36, is a CMA trained accountant, has held Assistant Contoller and Revenue Accountant positions within companies with over $100 million annual sales. Mr. Vaesen entered the corporate world at the age of 22 when he and partners created and operated a snowboard manufacturing company, producing and marketing two brand names internationally as well as OEM production of a variety of outside brands. Mr. Vaesen will temporarily retain his current Controllership employment contract under which he is paid five thousand dollars per month with a stock option granted of 500,000 common shares at $0.02. His duties will encompass those normally found in the position of a CEO of a growth company doing business on a world wide scale.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         INFOTEC BUSINESS SYSTEMS, INC.
                         ------------------------------
                                  (Registrant)

By: /S/ KENT VAESEN
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(Kent Vaesen, Chief Executive Officer)

Dated: August 3, 2007